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                                                                   EXHIBIT 10.22

                                    AMENDMENT

      This Amendment dated as of March 15, 2001 hereby amends that certain Amended and Restated Operating Agreement of Odyssey Holdings, L.L.C. dated as of November 13, 1998 ("Company Agreement") as set forth below.

      1. Section 6.1 through 6.1.4 of the Company Agreement shall be deleted in their entirety and replaced as follows:

            6.1   MANAGING MEMBER.

                  6.1.1 The business affairs of the Company shall be made or delegated by the Managing Member. The Managing Member has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including, but not limited to, the appointment of officers.

                  6.1.2 The Managing Member shall serve until the earliest of
                  (a) the removal of such individual by a Majority of the Members; (b) the resignation of such Member; or (c) the Dissociation of such Member.

                  6.1.3 The Managing Member shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by the Managing Member within the scope of the authority conferred on the Managing Member by this Agreement, except for fraud, gross negligence, willful misconduct, or an intentional breach of this Agreement. The Company shall indemnify the Managing Member for any act performed by the Managing Member within the scope of the authority conferred on the Managing Member by this Agreement, except for fraud, gross negligence, willful misconduct or an intentional breach of this Agreement.

                  6.1.4 Each Member constitutes and appoints the Managing Member as the Member's true and lawful attorney-in-fact ("Attorney-in-Fact"), and in the Member's name, place and stead, to make execute, sign, acknowledge, and file:

                        (a)   the Certificate of Formation;

                        (b) all documents (including amendments to the Certificate of Formation) which the
                              Attorney-in-Fact deems appropriate to reflect any amendment, change, or modification of this Agreement;


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                        (c)   any and all other certificates or other
                              instruments required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Delaware or any other State;

                        (d)   one or more fictitious or trade name certificates;
                              and

                        (e) all documents which may be required to dissolve and terminate the Company and to cancel its Certificate of Formation.

2. Sections 6.2 and 6.2.1 shall be deleted in their entirety and replaced as follows:

      6.2   APPOINTMENT OF OFFICERS.

            6.2.1 The Managing Member may appoint such officers with such responsibilities as the Managing Member desires. In the absence of action by the Managing Member to the contrary, the Company shall have a President/CEO, a Secretary, one or more Vice Presidents, one or more Assistant Secretaries, a Tax Officer, and a Managing Officer, all as may be appointed by the Managing Member. The President/CEO shall have general and active management power and authority with respect to the day to day affairs of the Company and shall perform such duties and undertake such responsibilities as the Managing Member shall designate. The President/CEO shall see that all orders and resolutions of the Managing Member are carried into effect. The Managing Officer shall have such power to execute or file any document required or permitted to be executed or filed on behalf of a limited liability company, and other duties as assigned by the President/CEO. The Secretary shall keep or cause to be kept a record of the affairs of the Company, including all orders and resolutions of the Managing Member and record minutes of all such items in a book to be kept for that purpose. The Secretary shall perform such other duties as may be prescribed by the Managing Member or the President/CEO, under whose supervision he/she shall be. The Tax Officer shall be responsible for the preparation and maintenance of all tax records of the Company and the preparation and filing of all tax returns. The remaining officers shall have the powers and duties normally associated with the officers of corporations bearing similar titles. Each officer shall

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            serve until he or she resigns or is removed by the Managing Member.
            The following individuals shall initially hold the office set opposite his/her name below:

            President/CEO                               Margaret Loesch
            Managing Officer/COO                        Paul Fitzpatrick
            Vice President                              Charles Stanford
            Vice President                              Judith Whittaker
            Vice President/CFO                          Robert Baxter
            Secretary                                   Harriet Beck
            Assistant Secretary                         Deanne Stedem
            Assistant Secretary                         Kathy Tomei
            Tax Officer/Assistant Secretary             Rick Chalker

      3. HEN Domestic Holdings, Inc. shall be the initial Managing Member.

      4. All references to "Governance Committee" in the Company Agreement shall be replaced with "Managing Member."

      IN WITNESS WHEREOF, the undersigned voting Members have hereby executed this Amendment as of the date set forth above.

                                            HEN DOMESTIC HOLDINGS, INC.

                                            By     /s/ Judith Whittaker
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                                            Title  Vice President
                                                  ------------------------------


                                            VISION GROUP, INC.

                                            By     /s/ Deanne Stedem
                                              ----------------------------------
                                            Title  Vice President
                                                  ------------------------------